UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): September 17, 2014

DEEP WELL OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-24012	98-0501168
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 700, 10150 – 100 Street, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01         Regulation FD.

As previously announced, the Board of Directors of Deep Well Oil & Gas, Inc. (the “Company”) will hold its General Meeting of Shareholders (the “General Meeting”) in Edmonton, Alberta, Canada on September 17, 2014, at which 4 proposals will be presented to the Company’s shareholders for consideration. As fixed by the Board of Directors of the Company, only shareholders of record at the close of business on July 31, 2014, are entitled to notice of, and to vote at, this General Meeting. Attached are the presentation slides that the Company will use at its General Meeting of Shareholders on September 17, 2014. The Company will post the General Meeting presentation slides on its website at www.deepwelloil.com on September 17, 2014. The Company is furnishing this information in this current report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this current report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01         Financial Statements and Exhibits.

(a) Financial Statements

Not Applicable.

(d) Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
99.1	General Meeting of Shareholders presentation slides, filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: September 17, 2014	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
Chairman and CEO

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